UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2025
PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry into a Material Definitive Agreement

On September 30, 2025, PRA Group Europe Holding II S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (the “Issuer”) and a wholly-owned subsidiary of PRA Group, Inc. (the “Company”), completed its previously announced offering of €300 million aggregate principal amount of 6.250% Senior Notes due 2032 (the “Notes”) in a private transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an Indenture, dated September 30, 2025 (the “Indenture”), among the Company, the Issuer, the Guarantors (as defined below), U.S. Bank Trustees Limited, as trustee (the “Trustee”), and U.S. Bank Europe DAC, as Paying Agent, Registrar and Transfer Agent. Pursuant to the Indenture, interest on the Notes will accrue at a rate of 6.250% per annum payable semiannually in arrears on March 31 and September 30 of each year, commencing on March 31, 2026. The Notes will mature on September 30, 2032, subject to earlier repurchase or redemption.

Guarantees
The Notes are guaranteed (the “Guarantees”) on a senior unsecured basis by the Company and all of its existing and future domestic restricted subsidiaries that guarantee the Company’s Amended and Restated Credit Agreement (as amended, the “North American Credit Agreement”), subject to certain exceptions (together with the Company, the “Guarantors”).

Ranking
The Notes and the Guarantees are unsecured, senior obligations of the Issuer and the Guarantors. The Notes and the Guarantees: (i) rank equally with the Issuer’s and the Guarantors’ existing and future unsecured senior indebtedness; (ii) rank senior in right of payment to all of the Issuer’s and the Guarantors’ existing and future indebtedness that is expressly subordinated in right of payment to the Notes; (iii) are effectively subordinated to all of the Issuer’s and the Guarantors’ existing and future secured indebtedness (including amounts outstanding under the North American Credit Agreement, the Company’s Amended and Restated European Credit Agreement (the “European Credit Agreement”) and the Company’s Amended and Restated United Kingdom Credit Agreement) to the extent of the value of the assets securing such indebtedness; and (iv) are structurally subordinated to all of the preferred stock and liabilities of the Company’s subsidiaries that are not Guarantors, to the extent of the assets of those subsidiaries.

Optional Redemption
The Issuer may redeem the Notes, in whole or in part, at any time (i) prior to September 30, 2028, at a price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus the applicable “make whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date and (ii) on or after September 30, 2028, at the applicable redemption price (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on September 30 of each of the years indicated below:

Year	Percentage
2028	103.1250%
2029	101.5625%
2030 and thereafter	100.0000%

In addition, at any time on or prior to September 30, 2028, the Issuer may on any one or more occasions redeem up to an aggregate of 40% of the aggregate principal amount of the Notes (including the principal amount of any additional notes of the same series) at a redemption price of 106.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of a public offering of common stock of the Company; provided, however, that at least 60% in aggregate principal amount of the Notes (including the principal amount of any additional notes of the same series) remains outstanding immediately after the occurrence of such redemption (other than Notes held, directly or indirectly, by the Issuer or its affiliates) and that such redemption will occur within 90 days of the date of the closing of such public offering.

Offer to Repurchase
In the event of certain events that constitute a Change of Control (as defined in the Indenture), the Issuer must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of repurchase. If the Company or any other Restricted Subsidiaries (as defined in the Indenture) sells assets under certain circumstances and does not use the proceeds for specified purposes, the Company or one or more of its Restricted Subsidiaries will be required to make an offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Covenants
The Indenture contains covenants that, among other things, limit the ability of the the Company and the ability of the its Restricted Subsidiaries to: incur or guarantee additional indebtedness; create liens on assets; pay dividends and make other distributions on, purchase or redeem the Company’s capital stock; prepay, redeem or repurchase certain debt; enter into agreements restricting the ability of the Company’s Restricted Subsidiaries to pay dividends to the Company or any Restricted Subsidiary or make other intercompany transfers; make certain investments; sell or transfer assets; enter into certain transactions with the Company’s affiliates; effect a consolidation or merger; or designate subsidiaries as unrestricted subsidiaries. Most of these covenants will be suspended for so long as the Notes have investment grade ratings from any two of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global Inc., and Fitch Ratings, Inc.

Events of Default
The Indenture also provides for events of default that, if any of them were to occur, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

No Registration Rights
The Notes have not been registered under the Securities Act and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Issuer does not intend to issue registered notes and guarantees in exchange for the Notes and the Guarantees.

Use of Proceeds
The Company intends to use the net proceeds from this offering to repay approximately $174 million aggregate principal amount of outstanding borrowings under its North American revolving credit facility (the “North American Revolver”) of its North American Credit Agreement and approximately $174 million aggregate principal amount of outstanding borrowings under its European revolving credit facility (the “European Revolver”) of its European Credit Agreement. These prepayments will not reduce the revolving borrowing commitment amount under either of the revolving credit facilities, and the prepaid amounts will be available for re-borrowing subject to customary conditions).

Certain Relationships
Some of the initial purchasers, the Trustee and/or their respective affiliates have provided and may, from time to time, continue to provide certain commercial banking, financial advisory, investment banking and other services to the Company, for which they have received and may continue to receive customary fees and reimbursements of expenses. Certain of the initial purchasers and/or certain of their affiliates are lenders under the North American Revolver and/or the European Revolver and, therefore, may receive a portion of the proceeds from this offering.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
4.1
Indenture (including form of note), dated as of September 30, 2025, among PRA Group Europe Holding II S.à.r.l., PRA Group Inc., the domestic subsidiaries of PRA Group, Inc. party thereto and U.S. Bank Trustees Limited, as trustee

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: October 1, 2025	By:	/s/ Rakesh Sehgal
Rakesh Sehgal
Executive Vice President and Chief Financial Officer